EXHIBIT 99.1

NEWS RELEASE

EDITORIAL CONTACTS:	INVESTOR CONTACTS:

Morris Denton	Mike Haase
Corporate Public Relations	Investor Relations
(512) 602-2685 mobile: (512) 751-8416	(408) 749-3124
morris.denton@amd.com	mike.haase@amd.com

Dave Kroll	Ruth Cotter
Corporate Public Relations	Investor Relations
(408) 749-3310 mobile: (408) 981-1690	(408) 749-3887
dave.kroll@amd.com	ruth.cotter@amd.com

AMD REPORTS THIRD QUARTER RESULTS

— Year over year sales growth of 88 percent on sales of $954 million results in substantially reduced net loss of $0.09 per share—

SUNNYVALE, CA — October 16, 2003 — AMD (NYSE:AMD) today reported sales of $954 million and a net loss of $31 million for the quarter ended September 28, 2003. The net loss amounted to $0.09 per share. Third quarter 2003 results include the operating results of FASL LLC, which was formed effective June 30, 2003 and is owned 60 percent by AMD and 40 percent by Fujitsu Limited.

Third quarter sales increased by 88 percent from the third quarter of 2002, and increased by 48 percent from the second quarter of 2003. In the third quarter of 2002, AMD reported total sales of $508 million and a net loss of $254 million, or $0.74 per share. In the second quarter of 2003, AMD reported sales of $645 million and a net loss of $140 million, or $0.40 per share.

“We delivered strong sales growth in our microprocessor and Flash memory business lines while tightly managing our expense structure,” said Robert J. Rivet, AMD’s chief financial officer. “Sales were up on a global basis reflecting increased demand in each of our major businesses and all geographic regions.”

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“As a result of our sales growth and operational efficiencies, we reduced our third quarter operating loss by 76 percent to $30 million from $123 million last quarter. We more than doubled our positive EBITDA quarter-to-quarter to $277 million, generated positive cash flow from operations and ended the third quarter with a cash balance of $1.076 billion, up from $706 million in the second quarter.”

“In September, we successfully launched the AMD Athlon™ 64 processor family, the world’s first Windows®-compatible 64-bit PC processor. Initial demand has been very strong, particularly for the high-end AMD Athlon 64 FX model, targeted for the gaming, PC enthusiast and digital content creation markets. Similarly, demand for our AMD Opteron™ processor for servers and workstations continues to be strong. We believe these products strengthen our position to lead the industry’s transition to 64-bit computing.”

“With the successful launch of the Spansion™ Flash memory brand, we believe we are now the number one provider of NOR Flash memory solutions and are well positioned to achieve our strategic goal of being the number one provider of Flash memory solutions worldwide. We sampled the highest density monolithic NOR Flash memory product to date, the 512 Megabit Spansion Flash memory device. Customer acceptance of the Spansion brand has been outstanding, and the integration of AMD’s and Fujitsu’s Flash memory operations through FASL LLC are on a successful trajectory.”

BUSINESS OVERVIEW

Computation Products Group sales, which consists of microprocessors and chipsets, of $503 million were up 91 percent year-over-year and increased by 24 percent from the $406 million in the second quarter of 2003. CPG generated a profit in the third quarter due to solid growth across all processor product lines, an improved product mix and increased sales to our largest OEM customers.

Demand is accelerating for the AMD64 platform. IBM introduced its first AMD Opteron processor-based server and announced an AMD Opteron processor-based workstation. Sun Microsystems announced Java support for the AMD64 platform and disclosed plans to develop a version of its Solaris operating system for the AMD64 platform. In addition, Fujitsu Siemens is expected to launch AMD Opteron-based systems in the fourth quarter.

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Flash memory sales of $424 million for the third quarter more than doubled from the second quarter of 2003 and the third quarter of 2002. The growth in the third quarter of 2003 was attributable to the effect of the June 30, 2003 consolidation of FASL LLC results of operations as well as strong organic growth of AMD Flash sales. The memory group operated at a loss in the third quarter.

Demand for Spansion Flash memory continued to be strong, increasing our market share gains and reflecting our leadership in the wireless segment. Sales of Spansion products featuring MirrorBit™ technology achieved record growth in the third quarter, expanding beyond wireless and into other market segments.

HIGHLIGHTS OF THE QUARTER

•	AMD introduced the AMD Athlon 64 FX processor and AMD Athlon 64 processors for desktop and notebook PCs, the world’s first and only Windows compatible 64-bit PC processors.

o	The AMD Athlon 64 FX processor, designed for gamers, PC enthusiasts and digital content creators, is the most technically advanced and highest performing PC processor in the world. PCs based on the AMD Athlon 64 FX processor enable a realistic, “cinematic computing” experience.

o	Microsoft released a beta version of Windows XP 64-Bit Edition, designed specifically to support the AMD64 platform.

o	Among 50 OEM system partners, Fujitsu, Fujitsu-Siemens, HP and NEC-CI presented systems based on the AMD Athlon 64 processor for shipment in the fourth quarter.

•	AMD announced strong industry support and adoption of AMD Opteron microprocessors for servers and workstations.

o	IBM selected the AMD Opteron processor Model 246 to power its IBM eServer 325 line and IBM announced availability of a 64-bit version of IBM DB2 for AMD Opteron processors.

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o	Los Alamos National Laboratory selected the AMD Opteron processor for two large-scale Linux clusters. The two clusters are designed to include more than 3,300 AMD Opteron processors.

o	The University of Utah selected AMD Opteron processor-based systems for a new supercomputing cluster.

o	Dawning Information Industry Corp Ltd. announced plans to launch a comprehensive series of AMD Opteron processor-based 1- and 2-way servers.

o	Oracle announced plans for a 64-bit version Oracle9i Database on the AMD64 platform.

•	H&R Block, a Fortune 500 company, announced it is standardizing its desktop platform on AMD Athlon XP processor-based systems from HP and plans to deploy more than 15,000 desktop systems companywide.

•	AMD and Fujitsu Limited combined their Flash memory operations to form FASL LLC, which began marketing Flash memory solutions globally under the Spansion brand name.

•	FASL LLC announced the sampling of a 512 Megabit Spansion Flash memory device, the highest density monolithic NOR Flash memory product to date.

•	AMD acquired the majority of assets of National Semiconductor’s Information Appliance (IA) business unit. AMD’s Personal Connectivity Solutions group now features the Geode™ family of integrated silicon and system solutions designed with embedded x86 processors for thin client, smart display and set-top box markets among others.

CURRENT OUTLOOK

AMD’s outlook statements are based on current expectations. The following statements are forward-looking, and actual results could differ materially. Economic and industry conditions remain uncertain and continue to make it particularly difficult to forecast product demand. AMD’s current outlook for the fourth quarter of 2003 is based on the following projections.

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•	AMD believes that sales in the fourth quarter will increase based on the following:

-	AMD expects microprocessor sales to increase based on normal industry seasonality and growing demand for the company’s enhanced portfolio of AMD64 processors.

-	AMD expects Flash memory sales to increase based on normal seasonality and increasing customer acceptance of MirrorBit technology.

•	AMD anticipates its fourth quarter operating costs to remain approximately $1 billion depending on volume and mix.

AMD TELECONFERENCE

AMD will hold a conference call for the financial community at 2:30 PM Pacific Time today to discuss third quarter financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its web site at http://www.amd.com or http://www.StreetEvents.com. The web-cast will be available for ten days after the conference call.

CAUTIONARY STATEMENT

This release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainty that could cause actual results to differ materially from current expectations. Risks include the possibility that global business and economic conditions will worsen resulting in lower than currently expected sales in the fourth quarter of 2003; that Intel Corporation’s pricing, marketing programs, product bundling, new product introductions or other activities targeting the company’s processor business will prevent attainment of the company’s current processor sales plans; that demand for personal computers and, in turn, demand for the company’s processors will be lower than currently expected; that the sales of AMD processors will not follow seasonal patterns that normally apply in the fourth quarter; that demand for the company’s Flash memory products will be lower than currently expected, particularly in the high-end cellular telephone sector, and that we will not be able

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to increase our Flash memory market share; customer acceptance of MirrorBit technology will not continue to increase; that we will not continue to be successful integrating the Flash operations of FASL LLC, or be able to achieve or sustain any benefit from its creation; that the company may not achieve its current product and technology introduction schedules; and that solutions providers will not timely provide the infrastructure, including operating systems and applications, to support the Company’s AMD64 technology. We urge investors to review in detail the risks and uncertainties in the company’s Securities and Exchange Commission filings, including but not limited to the Annual Report on Form 10-K for the year ended December 29, 2002, and the Quarterly Report on Form 10-Q for the quarter ended June 29, 2003.

About AMD

Founded in 1969 and based in Sunnyvale, California, AMD is a global supplier of integrated circuits for the personal and networked computer and communications markets with manufacturing facilities in the United States, Europe, Japan, and Asia. AMD, a Standard & Poor’s 500 company, produces microprocessors, Flash memory devices, and silicon-based solutions for communications and networking applications.

AMD, the AMD Arrow logo, AMD Athlon, AMD Opteron and combinations thereof, and Geode are trademarks of Advanced Micro Devices, Inc. Spansion and MirrorBit are trademarks of FASL LLC. Windows is a registered trademark of Microsoft Corporation in the U.S. and/or other jurisdictions. Other product and company names used in this publication are for identification purposes only and may be trademarks of their respective companies.

Advanced Micro Devices, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Thousands except per share amounts)

	Quarter Ended			Nine Months Ended
	Sept. 28, 2003 (Unaudited)	June 29, 2003 (Unaudited)	Sept. 29 2002 (Unaudited)	Sept. 28, 2003 (Unaudited)	Sept. 29 2002 (Unaudited)
Net sales	$953,759	$645,261	$508,227	$2,313,575	$2,010,599
Cost of sales	626,880	425,085	453,884	1,548,556	1,599,048
Research and development	213,997	208,513	220,959	625,572	571,266
Marketing, general and administrative	151,111	135,161	158,568	424,500	475,676
Restructuring and other special charges, net	(8,000)	—	—	(5,854)	—

	983,988	768,759	833,411	2,592,774	2,645,990

Operating loss	(30,229)	(123,498)	(325,184)	(279,199)	(635,391)
Interest and other income, net	493	4,971	12,941	12,203	31,140
Interest expense	(26,848)	(26,364)	(21,166)	(79,017)	(49,053)

Loss before minority interest, income taxes, and equity in net income (loss) of joint venture	(56,584)	(144,891)	(333,409)	(346,013)	(653,304)
Minority interest	25,353	—	—	25,353	—
Provision (benefit) for income taxes	—	—	(73,350)	2,936	(198,884)
Equity in net income (loss) of joint venture and other	—	4,795	5,888	5,913	6,148

Net loss	(31,231)	(140,096)	(254,171)	(317,683)	(448,272)

Net loss per common share
Basic	$(0.09)	$(0.40)	$(0.74)	$(0.92)	$(1.31)
Diluted	$(0.09)	$(0.40)	$(0.74)	$(0.92)	$(1.31)

Shares used in per share calculation
- Basic	347,334	346,320	342,780	346,222	341,796
- Diluted	347,334	346,320	342,780	346,222	341,796

1.2

Advanced Micro Devices, Inc.

RECONCILIATION OF NET LOSS TO EBITDA

(Thousands)

	Quarter Ended			Nine Months Ended
	Sept. 28, 2003 (Unaudited)	June 29, 2003 (Unaudited)	Sept. 29 2002 (Unaudited)	Sept. 28, 2003 (Unaudited)	Sept. 29 2002 (Unaudited)
Net loss	$(31,231)	$(140,096)	$(254,171)	$(317,683)	$(448,272)
Depreciation and amortization	285,030	213,568	199,089	706,728	556,302
Interest income	(3,244)	(5,354)	(12,941)	(16,615)	(22,231)
Interest expense	26,848	26,364	21,166	79,017	49,053
Provision (benefit) for income taxes	—	—	(73,350)	2,936	(198,884)

EBITDA	277,403	94,482	(120,207)	454,383	(64,032)

1.3

Advanced Micro Devices, Inc.

CONSOLIDATED BALANCE SHEETS

(Thousands)

	Sept. 28, 2003	June 29, 2003	Dec. 29, 2002*
	(unaudited)	(unaudited)
Assets
Current assets:
Cash, cash equivalents and short-term investments	$1,075,939	$705,963	$1,006,655
Accounts receivable, net	543,444	351,834	395,828
Inventories	692,395	467,384	432,603
Prepaid expenses and other current assets	206,202	189,860	184,592

Total current assets	2,517,980	1,715,041	2,019,678

Property, plant and equipment, net	3,808,567	2,894,127	2,880,809
Investment in joint venture	—	390,069	382,942
Deferred income taxes	42,529	—	—
Other assets	295,289	294,670	335,752

	$6,664,365	$5,293,907	$5,619,181

Liabilities and Stockholders’ Equity
Current
Notes payable	$—	$—	$913
Accounts payable	335,925	350,399	352,438
Accrued compensation and benefits	156,569	122,361	131,324
Accrued liabilities	310,861	269,561	435,657
Restructuring accruals	43,901	54,467	99,974
Income taxes payable	47,279	38,368	21,246
Deferred income on shipments to distributors	89,329	65,412	57,184
Current portion of long-term debt and capital lease obligations	200,717	77,693	71,339
Other current liabilities	84,458	85,732	89,437

Total current liabilities	1,269,039	1,063,993	1,259,512

Deferred income taxes	95,345	—	—
Long-term debt and capital lease obligations	1,880,859	1,587,009	1,570,322
Other liabilities	425,282	359,625	322,082
Minority Interest	711,056	—	—
Stockholders’ equity:
Capital stock:
Common stock, par value	3,478	3,469	3,445
Capital in excess of par value	1,939,968	1,932,791	1,921,247
Retained earnings	174,700	205,931	492,668
Accumulated other comprehensive income	164,638	141,089	49,905

Total stockholders’ equity	2,282,784	2,283,280	2,467,265

	$6,664,365	$5,293,907	$5,619,181

*Derived from the December 29, 2002 audited financial statements of Advanced Micro Devices, Inc.

1.4

AMD

Selected Corporate Data

(Unaudited)

	Quarter Ended			Nine Months Ended
Segment Information	Sept. 28, 2003*	June 29, 2003	Sept. 29, 2002	Sept. 28, 2003*	Sept. 29, 2002
Computation Products (1)
Revenue	$503M	$406M	$264M	$1,379M	$1,335M
Operating Income (Loss)	19M	(52)M	(317)M	(86)M	(503)M
Memory Products (2)
Revenue	424M	211M	189M	853M	524M
Operating Income (Loss)	(49)M	(74)M	(14)M	(187)M	(101)M
All Other (3)
Revenue	26M	28M	56M	82M	152M
Operating Income (Loss)	0M	2M	6M	(6)M	(31)M
Total AMD
Revenue	954M	645M	508M	2,314M	2,011M
Operating Income (Loss)	(30)M	(123)M	(325)M	(279)M	(635)M

Other Data	Sept. 28, 2003*	June 29, 2003	Sept. 29, 2002	Sept. 28, 2003	Sept. 29, 2002
Depreciation & Amortization	$285M	$214M	$199M	$707M	$556M
Capital Additions	$138M	$103M	$196M	$409M	$567M
Headcount	14,380	11,723	13,218	14,380	13,218

International Sales	79%	73%	75%	75%	69%
Research and Development	$214M	$209M	$221M	$625M	$571M
EBITDA	$277M	$94M	$(120)M	$432M	$(64)M

*	Q3, 2003 information includes the results of FASL, LLC, AMD’s majority owned subsidiary. Prior periods do not include data for FASL LLC as the information is not available.

(1)	Computation Products segment includes PC processors and Chipsets.
(2)	Memory Products segment includes Flash memory products of AMD and FASL LLC.
(3)	The All Other category includes Embedded Processors, Network Products, and Foundry Services. Also included in the All Other category is certain operating expenses that are not allocated to the operating segments.

1.5